As filed with the Securities and Exchange Commission on September 19, 2013

Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

NATIONAL HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	36-4128138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

________________

National Holdings Corporation 2013 Omnibus Incentive Plan

(Full title of the plans)

Mark D. Klein
Co-Executive Chairman and Chief Executive Officer
National Holdings Corporation
410 Park Avenue, 14th Floor, New York, New York 10022

(Name and address of agent for service)

(212) 417-6000

(Telephone number, including area code, of agent for service)

________________

Copies of all correspondence to:

James Kaplan, Esq.
Joseph Walsh, Esq.
Troutman Sanders LLP
The Chrysler Building

405 Lexington Avenue

New York, New York 10174
(212) 704-6000

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.02 per share	9,700,000(2)	$0.67(4)	$6,499,000	$887
Common Stock, par value $0.02 per share	5,800,000(3)	$0.37(5)	$2,146,000	$293
Total	15,500,000		$8,645,000	$1,180

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s common stock, par value $0.02 per share (the “Common Stock”), as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Represents shares of Common Stock available for issuance upon exercise of stock options currently outstanding under the National Holdings Corporation 2013 Omnibus Incentive Plan, as amended (the "2013 Plan").

(3)	Represents shares of Common Stock available for future issuance pursuant to the 2013 Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. For the shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2013 Plan, the Proposed Maximum Offering Price Per Share is $0.67 per share, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding awards under the 2013 Plan.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, and is based upon the average of the bid and asked prices per share of the Common Stock, as reported on the OTC Bulletin Board on September 17, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         Plan Information.

Not required to be filed with this Registration Statement.

ITEM 2.         Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

●

the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2012, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2012, March 31, 2013 and June 30, 2013;

●

the Registrant's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on October 10, 2012, November 1, 2012, January 25, 2013, January 31, 2013, January 31, 2013, February 1, 2013, February 4, 2013, February 20, 2013, March 8, 2013, April 8, 2013, June 12, 2013, June 21, 2013, June 24, 2013, June 26, 2013, August 14, 2013 and August 30, 2013; and

●

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-12629), filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 31, 1998, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.         Description of Securities.

Not applicable.

ITEM 5.         Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.          Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant's Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law. The Registrant's Amended and Restated By-laws provide that the Registrant is required to indemnify and hold harmless its directors, officers, employees and agents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if the party being indemnified acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party’s conduct was unlawful. In proceedings by or in the right of the Registrant, a party seeking to be indemnified may be indemnified if the above standards of conduct are met and to the extent as set forth above, however, if a court judges a party seeking to be indemnified liable to the corporation, no indemnification shall be provided except to the extent that the court deems proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such party shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

The Registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The above discussion of the Registrant's Certificate of Incorporation, as amended, and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, as amended, Amended and Restated By-laws and statute.

ITEM 7.         Exemption from Registration Claimed.

Not Applicable.

ITEM 8.         Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.         Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, the State of New York, on September 19, 2013.

NATIONAL HOLDINGS CORPORATION

By: /s/ Mark D. Klein
       Mark D. Klein
       Co-Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Klein and Robert B. Fagenson, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable National Holdings Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Klein	Co-Executive Chairman, Chief Executive	September 19, 2013
Mark D. Klein	Officer and Director (Principal Executive Officer)
/s/ Robert B. Fagenson	Co-Executive Chairman and Director	September 19, 2013
Robert B. Fagenson

/s/ Alan B. Levin	Chief Financial Officer	September 19, 2013
Alan B. Levin	(Principal Accounting and Financial Officer)

/s/ Mark Goldwasser	President and Director	September 19, 2013
Mark Goldwasser

/s/ Leonard J. Sokolow	Director	September 19, 2013
Leonard J. Sokolow

Director
Frank S. Plimpton

/s/ Salvatore Giardina	Director	September 19, 2013
Salvatore Giardina

/s/ Peter Zurkow	Director	September 19, 2013
Peter Zurkow

Director
William Lerner

Director
Frederic B. Powers III

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5. to Form 10-Q in May 2004).
4.2	Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.3 to Form 10-Q in February 2002)
4.3

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 3.6 to Form 10-Q in May 2004)

4.4

Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on January 11, 2006 (incorporated by reference to Exhibit 3.5 to Form 8-K in January 2006)

4.5

Certificate of Amendment to the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 15, 2006 (incorporated by reference to Exhibit 3.6 to Form 10-Q in May 2006)

4.6

Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock, filed with the Secretary of State of the State of Delaware on March 15, 2006 (incorporated by reference to Exhibit 3.7 to Form 10-Q in May 2006)

4.7	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-4, dated May 6, 2008)
4.8

Amended and Restated Certificate of Designation of Series C Preferred Stock, filed with the Secretary of State of the State of Delaware on January 24, 2013 (incorporated by reference to Exhibit 3.1 to Form 8-K in January 2013)

4.9

Certificate of Correction to the Certificate of Designation of Series C Preferred Stock, filed with the Secretary of State of the State of Delaware on July 13, 2010 (incorporated by reference to Exhibit 3.8 to Form 8-K in July 2010)

4.10

Certificate of Designation of Series D Preferred Stock, filed with the Secretary of State of the State of Delaware on September 29, 2010 (incorporated by reference to Exhibit 3.8 to Form 8-K in July 2010)

4.11

Certification of Designation of Series E Preferred Stock, filed with the Secretary of State of the State of Delaware on March 30, 2012 (incorporated by reference to Exhibit 3.1 to Form 8-K in April 2012)

5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Sherb & Co., LLP
23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	National Holdings Corporation 2013 Omnibus Incentive Plan
99.2	First Amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan